UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2014

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

26300 La Alameda, Suite 100
Mission Viejo, California  92691
(Address of principal executive offices)

(949) 614-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

On July 29, 2014, Auxilio, Inc. (“Auxilio”), issued an aggregate of 1,550,000 shares of its common stock in connection with the conversion of $1,550,000 of secured convertible promissory notes which were outstanding as of June 30, 2014, and which matured on July 29, 2014.

By way of background, the Company had closed a private offering of the secured convertible promissory notes on July 29, 2011. The Company sold units consisting of a $5,000 secured convertible note (“the Note”) and a warrant to purchase 1,000 shares of common stock at an exercise price of $1.50 per share. The Notes accrued interest at a rate of 8% per annum, compounded annually, and were convertible into shares of common stock at a conversion price of $1.00 per share. The warrants will expire April 29, 2016 and are exercisable to purchase up to 370,000 shares of the Company’s common stock. Total gross proceeds to the Company in 2011 from the offering was $1,850,000.

The holders of the Notes elected to convert all of the unpaid principal into 1,850,000 shares of common stock during the term of the agreement with the bulk being converted in July, 2014.  (The Company had previously issued an aggregate of 300,000 shares of its common stock in connection with prior conversions.) The warrants remain outstanding until their exercise or expiration.

The shares of the Company’s common stock issued in connection with the conversion of the Notes were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), based upon the following: (a) there was no public offering or general solicitation with respect to the offering of such shares, (b) each holder of the Notes had access to materials and other information with respect to the Company, and (c) each holder of the Notes acknowledged that the shares of the Company’s common stock were being acquired for investment intent and constitute “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act.

Item 8.01                       Other Events.

On August 4, 2014, the Company issued a press release regarding the conversion of the Notes and the issuance of the shares described above under Item 3.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIO, INC.

Date:	August 4, 2014
By:	/s/ Paul T. Anthony
Name:	Paul T. Anthony
Title:	Chief Financial Officer